     As filed with the Securities and Exchange Commission on July 2, 1997
                                                    Registration No. 333- ______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        TSI INTERNATIONAL SOFTWARE LTD.
               (Exact name of issuer as specified in its charter)

       Delaware                                          06-1132156
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   45 Danbury Road, Wilton, Connecticut 06897
           (Address of Principal Executive Office Including Zip Code)

                        TSI INTERNATIONAL SOFTWARE LTD.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                            (Full title of the plan)

                              Constance F. Galley
                     President and Chief Executive Officer
                        TSI International Software Ltd.
                                45 Danbury Road

                           Wilton, Connecticut 06897
                                 (203) 761-8600
           (Name, address and telephone number of agent for service)

                                   Copies to:
                                MARK C. STEVENS
                               JEFFREY R. VETTER
                                  G. CHIN CHAO
                               FENWICK & WEST LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306

===================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                       Proposed
Title of                         Amount                Maximum             Proposed Maximum
Securities to                    to be                 Offering            Aggregate Offering     Amount of
Be Registered                    Registered            Price per Share     Price                  Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01      750,000(1)           $9.00 (2)             $6,750,000            $2045.45
==================================================================================================================

(1) Shares available for purchase as of July 2, 1997 under the 1997 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(a) under the Securities Act of 1933 and based upon the initial public offering price of the Registrant's Common Stock.

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's prospectus filed with the Commission on July 2, 1997 under Rule 424(b) of the Securities Act of 1933, as amended, which contains audited financial statements for the fiscal year ended December 31, 1996, and pages S-1 and S-2 of the Company's Registration Statement on Form S-1 (File No. 333-27293) which contains the Financial Statement Schedule.

     2. The description of the Company's Common Stock contained in the Company's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions); (iii) the rights conferred in the Bylaws are not exclusive; (iv) the Registrant may, in its discretion indemnity or advance expenses to persons whom the Registrant is not obligated to indemnify or advance expenses; (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans; and (vi) the Registrant may not retroactively amend the Bylaw provisions relating to indemnification.

     The Registrant intends to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board and successful proceedings brought to enforce a right to indemnification under the indemnity agreements;
(ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of (S)16(b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnity agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.


     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board, is seeking, and expects to obtain, directors and officers liability insurance.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

Exhibit No.                  Description
----------                   -----------

4.01* Registrant's Certificate of Incorporation (previously filed on May 16, 1997 as Exhibit 3.01 to Registrant's Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-27293))

4.02* Form of Amended and Restated Certificate of Incorporation to be filed after the consummation of Registrant's initial public offering (previously filed on June 6, 1997 as Exhibit 3.02 to Pre-effective Amendment No. 1 ("Amendment 1") to the Registration Statement

4.03* Form of Specimen Certificate for Registrant's Common Stock (previously filed as Exhibit 4.01 to Amendment 1)

4.04* Stockholders Agreement dated as of June 1, 1989, as amended (previously filed as Exhibit 4.02 to the Registration Statement)

4.05* 1989 Stock Purchase Agreement, as amended (previously filed as Exhibit 4.03 to Amendment 1)

4.06* Registrant's 1997 Employee Stock Purchase Plan (previously filed as Exhibit 10.04 to the Registration Statement)

5.01                         Opinion of Fenwick & West LLP

23.01                        Consent of Fenwick & West LLP (included in Exhibit
                             5.01)

23.02                        Consent of KPMG Peat Marwick LLP

24.01                        Power of Attorney (See page II-7)
---------------------------
* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.


Item 9.    Undertakings.
           ------------

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

           (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant, TSI International Software Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on July 1, 1997.

                                    TSI INTERNATIONAL SOFTWARE LTD.


                                    By:  /s/ CONSTANCE F. GALLEY
                                         -----------------------------
                                         Constance F. Galley
                                         Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints Constance F. Galley and Ira A. Gerard, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                      Date
--------------------------------------------------------------------------------

PRINCIPAL EXECUTIVE
 OFFICER AND DIRECTOR


/s/ CONSTANCE F. GALLEY      President and Chief Executive        July 1, 1997
-------------------------    Officer and Director
Constance F. Galley


PRINCIPAL FINANCIAL AND
 PRINCIPAL ACCOUNTING OFFICER


/s/ IRA A. GERARD            Vice President, Finance and          July 1, 1997
-------------------------    Administration, and Chief
Ira A. Gerard                Financial Officer and Secretary


ADDITIONAL DIRECTORS



/s/ STEWART K.P. GROSS       Director                             July 2, 1997
-------------------------
Stewart K.P. Gross


/s/ ERNEST E. KEET           Director                             July 2, 1997
-------------------------
Ernest E. Keet


/s/ JOHN J. PENDRAY          Director                             July 2, 1997
-------------------------
John J. Pendray


/s/ DENNIS G. SISCO         Director                              July 2, 1997
-------------------------
Dennis G. Sisco